Exhibit 10.21

April 15, 2002

(VIA FACSIMILE AND
FIRST CLASS MAIL)

FIRSTBANK PUERTO RICO
Commercial Credit Department
1519 Ponce de Leon Avenue
Santurce, Puerto Rico

Attention: Nelson Gonzalez

Ladies/Gentlemen:

Reference is made to that certain letter of even date (the "Letter Agreement") addressed to you by us, wherein we have agreed to partially rescind and modify, ab initio, that certain letter agreement between ourselves, amongst others, dated July 13, 2001 (the "Letter"). A copy of the referenced Letter Agreement is attached hereto.

This will confirm in writing that as additional consideration for the Bank's agreement to partially rescind, ab initio, the Letter pursuant to the Letter Agreement, we will redeem the outstanding balance of the LDA Note and fully repay FirstBank Puerto Rico the outstanding balance of Kembt's obligations under the Non-Revolving Credit Agreement dated July 13, 2001, with the proceeds of additional credit facilities under the LDA Loan Agreement, which, if approved, under acceptable terms and conditions with respect to tenor, interest rate, collateral and other similar and customary considerations, we bind ourselves to close within the 30 days following your notice to us of approval of such additional financing.

Notwithstanding the above, the acceptance hereof by the Bank shall not be construed as a commitment of the Bank to grant the abovementioned credit facilities.

Very truly yours,

LAND DEVELOPMENT ASSOCIATES, S.E.
a Puerto Rico Special Partnership

By: INTERSTATE GENERAL PROPERTIES
LIMITED PARTNERSHIP, a Maryland
Limited partnership, its managing partner

By: IGP GROUP CORP., a
Puerto Rico Corporation, its
general partner

By: /s/ Edwin L. Kelly
Name: Edwin L. Kelly
Title: Senior Vice President

AGREED AND ACKNOWLEDGED:

FIRSTBANK PUERTO RICO (Lender)

By: /s/ Carmen E. Rocafort